Exhibit 99.1

SECOND SETTLEMENT AGREEMENT

This Second Settlement Agreement (the “Agreement”), dated this 19th day of May, 2011 (the “Effective Date”), by and among Bradley M. Tirpak (“Tirpak”), Craig W. Thomas (“Thomas”), Peter A. Michel (“Michel”), Shareholder Advocates for Value Enhancement (“SAVE” and together with Tirpak, Thomas and Michel, the “SAVE Group”), Alan J. Gotcher (“Gotcher”), USA Technologies, Inc., a Pennsylvania corporation (the “Company”) and the other parties signatory hereto.

WHEREAS, on February 4, 2010, the Company, Tirpak, Thomas, Michel, Gotcher and SAVE entered into a Settlement Agreement (the “First Settlement Agreement”);

WHEREAS, on January 31, 2011, Tirpak, on behalf of SAVE, sent a letter to the Company pursuant to Section 1(f) of the First Settlement Agreement designating Gotcher to serve as the Third SAVE Nominee on the Company’s Board of Directors commencing no later than March 1, 2011;

WHEREAS, the Company does not agree that SAVE is entitled to nominate Gotcher as the Third SAVE Nominee on the Company’s Board of Directors commencing no later than March 1, 2011 (the “SAVE Nominee Dispute”);

WHEREAS, the parties desire to try and settle their differences without pursuing judicial action.

NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants hereinafter set forth, the parties, intending to be legally bound hereby, agree as follows:

1.             Settlement Resolutions.  The Board has adopted resolutions effective as of the date hereof and attached hereto as Exhibit A (the “Settlement Resolutions”), pursuant to which the Board has, among other things:  (a) approved this Agreement; and (b) adopted the Lead Independent Director Charter attached hereto as Exhibit B (the “Charter”).

2.             Board of Directors.  Effective as of the date hereof, the Board, pursuant to the Settlement Resolutions, has agreed to appoint a new independent director to fill the present vacancy on the Board (the “New Independent Director”) and to serve as a Class II director of the Company until on or about June 11, 2012 (the “Declassification Date”).  SAVE has agreed that the New Independent Director will be vetted and recommended for approval to the full Board by the Board’s Nominating Committee in accordance with its customary procedures and policies, and approved and appointed by the entire Board by a simple majority of the directors voting.  The Board has agreed that the New Independent Director will be independent under the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K promulgated by the SEC, as such Item may be amended from time to time or any successor thereto. .

3.             Lead Independent Director.  Pursuant to the Settlement Resolutions and Charter, three months from the date when the New Independent Director is seated on the Company’s Board of Directors, all of the independent directors shall, by the affirmative vote of two-thirds of the independent directors voting, select a Lead Independent Director.  The Lead Independent Director shall be one of the Board’s independent directors.  The Lead Independent Director shall have the responsibilities set forth in the Settlement Resolutions and the Charter.

4.             Withdrawal of Designation Letter.  Tirpak and SAVE hereby withdraw irrevocably and with prejudice their January 31, 2011 letter seeking to designate Gotcher to serve as the Third SAVE Nominee on the Company’s Board of Directors commencing no later than March 1, 2011 pursuant to the First Settlement Agreement.  Accordingly, Tirpak, Thomas, Michel and SAVE hereby withdraw with prejudice any and all objections and challenges to the actions and votes of the Board of Directors prior to the date of this Agreement and agree that the Board has been duly and properly constituted at all times prior to the date of this Agreement.

5.             Rescission of Section 17.  Pursuant to the Settlement Resolutions, Section 17 of the Company’s Code of Business Conduct and Ethics (the “Code”) shall be rescinded to the extent it permits or authorizes the Board of Directors to discharge or remove any director of the Board for violating the Code.

6.             Expenses.  Concurrently with the execution of this Agreement, pursuant to wire instructions provided to the Company prior to the date hereof, the Company shall reimburse the SAVE Group for their actual out-of-pocket expenses incurred in connection with, and related to, the negotiation and entry into this Agreement, including but not limited to the fees and expenses of Dechert LLP and Sussman Godfrey LLP related to the SAVE Nominee Dispute, in the amount of Seventy-Five Thousand Dollars ($75,000.00).  In consideration of the payment made pursuant to the preceding sentence, Tirpak and Michel agree that such payment shall be the sole reimbursement for their expenses and that neither of them shall request or receive any additional reimbursement pursuant to the Company’s indemnification provisions or policies, including, but not limited to, the indemnification agreements between each of them and the Company. If any party to this Agreement brings an action or other legal proceeding with respect to this Agreement against another party to this Agreement, the party that is found to have been in violation of this Agreement shall be responsible for all fees and expenses (including attorneys’ fees, costs and expenses) incurred by the prevailing party.  Except as otherwise provided in this section, all attorneys’ fees, costs and expenses incurred by each of the parties hereto shall be borne by such party.

7.             SAVE Release.  Except for the obligations assumed by the Company and its Board pursuant to this Agreement and the First Settlement Agreement (as amended by this Agreement pursuant to Section 16(b) hereto), the SAVE Group and Gotcher, each for themselves and itself and for their respective family members, predecessors, heirs, personal representatives, successors and assigns, hereby fully, forever, irrevocably and unconditionally remises and releases the Company and (a) any subsidiary, related and affiliated companies, (b) its predecessors, successors and assigns and (c) its current and past officers and directors, including but not limited to George R. Jensen, Jr., Stephen P. Herbert, Douglas M. Lurio, Joel Brooks, Steven D. Barnhart and Jack E. Price (the “Non-SAVE Company Directors”), agents and employees and their respective family members, predecessors, heirs, personal representatives, successors and assigns (the Company and the persons and entities included in subparagraphs (a) (b) and (c) are hereinafter referred to jointly and severally as the “Company Released Parties”) of and from any and all claims, complaints, causes of action, suits, damages, costs, attorneys’ fees, charges, liabilities and obligations of any kind, nature or description whatsoever, which any of them ever had, now have or hereafter can, shall or may have, against the Company Released Parties, whether now known or unknown, in law or in equity, in contract or in tort, pursuant to statute or otherwise, and whether asserted or unasserted and liquidated or unliquidated, arising out of, based upon or related to any action taken or not taken by the Company Released Parties occurring from the beginning of time to the date of this Agreement.

8.             Company Release.  Except for the obligations assumed by the SAVE Group and Gotcher pursuant to this Agreement and the First Settlement Agreement (as amended by this Agreement pursuant to Section 16(b) hereto), (i) the Company, for itself and for (a) its subsidiaries, related and affiliated companies, as applicable, (b) its predecessors, successors and assigns and (c) its current and past officers and directors, including but not limited to the Non-SAVE Company Directors, agents and employees, and (ii) the Non-SAVE Company Directors, each for himself and his respective family members, predecessors, heirs, personal representatives, successors and assigns, in each case hereby fully, forever, irrevocably and unconditionally remise and release the SAVE Group and Gotcher and their respective family members, predecessors, heirs, agents, personal representatives, successors and assigns (collectively referred to hereinafter jointly and severally as the “SAVE Released Parties”) of and from any and all claims, complaints, causes of action, suits, damages, costs, attorneys’ fees, charges, liabilities and obligations of any kind, nature or description whatsoever, which any of them ever had, now have or hereafter can, shall or may have, against the SAVE Released Parties, whether now known or unknown, in law or in equity, in contract or in tort, pursuant to statute or otherwise, and whether asserted or unasserted and liquidated or unliquidated, arising out of, based upon or related to any action taken or not taken by the SAVE Released Parties occurring from the beginning of time to the date of this Agreement.

9.              Non-Disparagement.  Each party to this Agreement agrees that he and it will not express, orally or in writing, any disparaging or unfavorable remarks, comments or criticisms with regard to:  (a) the Company and/or its directors, officers, executives, management, employees, agents, representatives and auditors concerning any action taken or statement made by any of them prior to the date of this Agreement, including but not limited to any position taken or expressed, orally or in writing, with regard to the parties’ settlement negotiations and the Company’s public disclosures concerning the nature and number of its connections to the network; or (b) SAVE, Thomas, Tirpak and/or Michel concerning any action taken or statement made by any of them prior to the date of this Agreement, including but not limited to any position taken or expressed, orally or in writing, with regard to the parties’ settlement negotiations and the Company’s public disclosures concerning the nature and number of its connections to the network.  Each party to this Agreement further agrees that he and it will refrain from engaging in any publicity or any other activity that damages or impairs, or could damage or impair, the business, goodwill or reputation of the Company and its directors, officers, executives, management, employees, agents, representatives or auditors or of SAVE, Thomas, Tirpak and Michel concerning any action taken or statement made by any of them prior to the date of this Agreement, including but not limited to any position taken or expressed, orally or in writing, with regard to the parties’ settlement negotiations and the Company’s public disclosures concerning the nature and number of its connections to the network.  Nothing in this Section 10 shall prohibit or restrict any member of the SAVE Group or any of the Company Released Parties from (a) exercising his rights and fiduciary duties as a director of the Company, (b) voting all of his voting securities of the Company in his discretion, (c) complying with any disclosure obligations under the rules and regulations of the SEC or other securities laws, or (d) to the extent the Company or the SAVE Group seeks to take any actions to amend, modify or repeal any of the provisions set forth in this Agreement (including any of the By-Law amendments attached hereto), taking any action, either as a director or a shareholder, otherwise prohibited by the foregoing with respect to such action.

10.           Representations, Warranties and Covenants.

(a)           The members of the SAVE Group represent, warrant and covenant, each as to himself, as follows:

(i)             Each member of the SAVE Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(ii)            This Agreement has been duly and validly authorized, executed and delivered by each member of the SAVE Group, constitutes a valid and binding obligation and agreement of each such member and is enforceable against each such member in accordance with its terms.

(iii)           Each member of the SAVE Group’s execution of this Agreement and the performance by each member of the SAVE Group’s obligations hereunder does not and will not violate any law, any order of any court or other agency of government.

(iv)           Tirpak owns 134,140 shares of the Company’s common stock, Thomas owns 2 shares of the Company’s common stock, Michel owns 0 shares of the Company’s common stock and Gotcher owns 0 shares of the Company’s common stock.

(b)           The Company hereby represents, warrants and covenants as follows:

(i)             The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(ii)            This Agreement has been duly and validly authorized, executed and delivered by the Company, does not require the approval of the shareholders of the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

(iii)           The Company’s execution of this Agreement and the performance by the Company of its obligations hereunder does not and will not violate any law, any order of any court or other agency of government, the articles of incorporation or by-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

11.           Specific Performance.  Each of the members of the SAVE Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that such injury would not be adequately compensable in damages.  It is accordingly agreed that the members of the SAVE Group, on the one hand, and the Company, on the other hand, shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy or relief is available at law or in equity, and each party further agrees to waive any requirement for the security or posting of any bond in connection with such remedy.  In the event any party brings an action to enforce any of the terms of this Agreement, such action shall only be brought in the United States District Court for the Eastern District of Pennsylvania.

12.           Form 8-K. Within four business days following the execution and delivery of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC disclosing and attaching as an exhibit this Agreement (the “Form 8-K”).  None of the parties hereto will make any public statements or issue any press releases (including in any filings with the SEC or any other regulatory or governmental agency, including any stock exchange) concerning or relating to this Agreement other than the statements in the Form 8-K.

13.           Cooperation.  In the event that any shareholder of the company files an action or complaint against the Company or any of its directors challenging, seeking damages as a result of, seeking to enjoin, claiming that any of the directors violated their fiduciary duties in approving, claiming that any of the directors wasted the Company’s assets in approving, or claiming that any of the directors failed to disclose or misstated any of the material facts concerning, any of the transactions contained in or entered into pursuant to this Agreement, the SAVE Group and Gotcher shall fully cooperate with the counsel representing the Company or any of its directors in such action or complaint in the defense of such action or complaint.

14.           No Waiver.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

15.           Successors and Assigns.  All the terms and provisions of this Agreement shall inure to the benefit of, and shall be enforceable by and binding upon, the heirs, personal representatives, successors and assigns of each of the parties hereto.  No party may assign either this Agreement or any of its rights, interest or obligations hereunder without the prior written approval of the other parties.

16.           Entire Agreement; Amendments; Interpretation and Construction; First Settlement Agreement.

(a)           This Agreement, including the Exhibits hereto, together with the First Settlement Agreement, as amended pursuant to Section 16(b) hereto, contains the entire understanding of the parties with respect to the subject matter hereof.  There are no restrictions, agreements, promises, representations, warranties, covenants or other undertakings other than those expressly set forth in this Agreement taken together with the First Settlement Agreement, as amended pursuant to Section 16(b) hereto.  This Agreement may be amended only by a written instrument duly executed by the Company and the SAVE Group or their respective heirs, personal representatives, successors or assigns.  Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of such counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

(b)           The parties hereto agree that, except with respect to Section 1(f) of the First Settlement Agreement, which section is, effective as of the date hereof, hereby deleted pursuant to Section 13 of the First Settlement Agreement and this Agreement, the First Settlement Agreement shall remain in full force and effect, binding and enforceable against the parties thereto, and nothing contained herein shall be construed as amending, modifying or superseding any terms, provisions or obligations under the First Settlement Agreement.

17.           Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18.           Notices.  All notices, demands and other communications to be given or delivered under, or by reason of, the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending (on the date sent if a business day, or if not sent on a business day, the first business day thereafter) if sent by facsimile, with electronic confirmation thereof, provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and facsimile addresses set forth below, (c) one (1) day after being sent by a nationally recognized overnight carrier to the addresses set forth below or (d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

If to the Company:

USA Technologies, Inc.
Suite 140
100 Deerfield Lane
Malvern, PA 19355
Attn:	George R. Jensen, Jr.
Chairman and Chief Executive Officer
Facsimile:	610-989-0704

with a copy to:

Ballard Spahr LLP
1735 Market Street
51st Floor
Philadelphia, PA 19103
Attn:	Justin P. Klein, Esquire
Facsimile:	215-864-8999

If to the SAVE Group (or any member thereof):

Shareholder Advocates for Value Enhancement
c/o Bradley M. Tirpak
50 Orchard Street
New York, New York 10002
Attn:	Bradley M. Tirpak
Facsimile:	+44 207 479 7710

with a copy to:

Harry P. Susman
Susman Godfrey, L.L.P.
1000 Louisiana, Suite 5100
Houston, Texas  77002
Facsimile:	713-654-6686

in each case, or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth in this section.

19.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to the conflict of laws principles thereof.

20.           Counterparts.  This Agreement may be executed in counterparts and by facsimile or e-mail in portable documents format (.pdf), each of which shall be an original, but all of which together shall constitute one and the same Agreement.

21.           Severability.  If any provision or clause of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, such provision or clause shall be deemed amended to conform to applicable laws so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, such provision shall be stricken, and the remaining provisions hereof will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby so long as the transactions contemplated hereby are not affected in any manner materially adverse to any party.

22.           No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other person.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

USA TECHNOLOGIES, INC.

By:	/s/ George R. Jensen, Jr.	By:	/s/ George R. Jensen, Jr.
Name:	George R. Jensen, Jr.	Name:	George R. Jensen, Jr.
Title:	Chairman and Chief	Title:	Director
Executive Officer
		By:	/s/ Stephen P. Herbert
		Name:	Stephen P. Herbert
		Title:	Director

		By:	/s/ Douglas M. Lurio
		Name:	Douglas M. Lurio
		Title:	Director

		By:	/s/ Joel Brooks
		Name:	Joel Brooks
		Title:	Director

		By:	/s/ Steven D. Barnhart
		Name:	Steven D. Barnhart
		Title:	Director

		By:	/s/ Jack E. Price
		Name:	Jack E. Price
		Title:	Director

SHAREHOLDER ADVOCATES FOR VALUE ENHANCEMENT

By:	/s/ Bradley M. Tirpak
Name:	Bradley M. Tirpak
Title:	Committee Member

By:	/s/ Craig W. Thomas
Name:	Craig W. Thomas
Title:	Committee Member

/s/ Bradley M. Tirpak
Name:	Bradley M. Tirpak, individually

/s/ Craig W. Thomas
Name:	Craig W. Thomas, individually

/s/ Peter A. Michel
Name:	Peter A. Michel

/s/ Alan J. Gotcher
Name:	Alan J. Gotcher

Exhibit A
Settlement Resolutions

Resolutions to be Adopted at a Meeting of the Board of Directors
of USA Technologies, Inc. (the “Company”)

WHEREAS, the Board of Directors believes it is in the best interests of the Company to enter into that certain Second Settlement Agreement, as of the date hereof and attached hereto as Annex A (the “Second Settlement Agreement”), and to take the steps set forth in the Second Settlement Agreement.

NOW, THEREFORE, in connection with the foregoing, the Board of Directors hereby adopts the following resolutions:

APPROVAL OF SECOND SETTLEMENT AGREEMENT

RESOLVED, that the Company be, and it hereby is, authorized and empowered to enter into, execute, deliver and perform its obligations under the Second Settlement Agreement, that  the Second Settlement Agreement is hereby approved substantially in the form presented to the Board, that any one or more of the officers of the Company, including without limitation, the President, any Vice President, the Secretary or the Assistant Secretary of the Company, be, and each of them hereby is, authorized and empowered, in the name of and on behalf of the Company, to enter into, execute and deliver the Second Settlement Agreement, such approval to be conclusively evidenced by his or their execution and delivery thereof and that the Second Settlement Agreement shall be the valid obligation of and binding upon the Company in the form and content in which it is so executed.

LEAD INDEPENDENT DIRECTOR CHARTER

RESOLVED, that it is advisable and in the best interests of the Company to adopt, and the Company hereby does adopt, the Lead Independent Director Charter as set forth in Annex B attached hereto.

APPOINTMENT OF INDEPENDENT DIRECTOR

RESOLVED, that a New Independent Director shall be vetted and recommended for approval and appointment to the full Board by the Board’s Nominating Committee in accordance with its customary practices and policies, that such New Independent Director shall be independent under the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K promulgated by the SEC, as such Item may be amended from time to time or any successor thereto, that the New Independent Director shall be nominated as a Class II director of the Company until the Declassification Date, and that the nominee shall be appointed and approved by the entire Board in accordance with its customary procedures and appointed and approved by a simple majority of the directors voting.

APPOINTMENT OF LEAD DIRECTOR

RESOLVED, that, three months from the date when the New Independent Director is seated on the Company’s Board, all of the independent directors shall, by the affirmative vote of two-thirds of the independent directors voting, select a Lead Independent Director.

RESOLVED, that the Lead Independent Director shall be one of the Board’s independent directors.

RESOLVED, that the Lead Independent Director shall have the role and responsibilities described in the Lead Independent Director Charter as set forth in Exhibit B attached hereto.

RESCISSION OF SECTION 17

RESOLVED, that Section 17 of the Company’s Code of Business Conduct and Ethics (the “Code”) is hereby rescinded to the extent it permits or authorizes the Board of Directors to discharge or remove any director of the Board for violating the Code.

GENERAL AUTHORIZATION

RESOLVED, that the directors and officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Company, to do and perform, or cause to be done and performed, all such acts, deeds and things to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates as each such officer or officers may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions.

RESOLVED, that all actions previously taken by any director, officer, employee or agent of the Company in connection with or related to the matters set forth in or reasonably contemplated or implied by the foregoing resolutions be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Company.

2

Exhibit B

LEAD INDEPENDENT DIRECTOR CHARTER

The Lead Director shall:

(i) preside as Chair of all executive sessions of the independent members of the Board of Directors;

(ii) determine the frequency and timing of executive sessions of the independent directors (which shall not be less than quarterly and not be more than monthly);

(iii) consult in advance with the Chairman of the Board on the agenda and schedule of each meeting of the Board of Directors with the Chairman retaining the sole authority to set the agenda and schedule of each such meeting;

(iv) provide input to the Chairman as to the scope and quality of information to be provided by management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

(v) upon request from the Nominating Committee, assist with recruitment of director candidates;

(vi) act as a liaison between the independent directors and the Chairman of the Board of Directors;

(vii) in appropriate circumstances, recommend to the Chairman the retention of advisors and consultants who report directly to the Board of Directors; and

(viii) perform all other duties as may be reasonably assigned by the Board of Directors from time to time that are not inconsistent with the foregoing.

(ix) if appropriate, or if requested, participate with the Chairman on communications with shareholders.

In the event that a Lead Independent Director is unable to serve as the Lead Independent Director, whether due to death or other disability or for any other reason, a new Lead Independent Director shall be elected pursuant to the Settlement Resolutions.